Exhibit 10.31
March 11, 2024
Barbara Hibner
Decoy Therapeutics Inc.
One Broadway, 14th Floor, Cambridge MA 02142
Re: BLUE KNIGHT™ Resident QuickFire Challenge: Partnering for Preparedness
Dear Barbara
Congratulations on your successful application for the BLUE KNIGHT™ Resident QuickFire Challenge: Partnering for Preparedness (the “QFC”). This letter will set forth the agreement (the “Agreement”) between us, Johnson & Johnson Innovation LLC (“JJI”) and Decoy Therapeutics Inc. (“DT”) with respect to JJI's award to DT in connection with the QFC.
We each agree that all terms and conditions set out in the QFC application terms (the “Application Terms”) are incorporated herein by reference. To the extent there is a conflict between this Agreement and the Application Terms, the terms of this Agreement shall prevail.
DT represents that it is in compliance with all eligibility conditions and restrictions as set forth in the Application Terms.
Subject to the terms and conditions of this Agreement, JJI awards to DT: $250,000 in grant funding (“the Award”). Notwithstanding the foregoing, JJI and/or its affiliates reserve the right to refuse and/or revoke any such award, at any time, acting in its sole and absolute discretion. Y ou also agree in return for the Award to provide JJI at the end of the initial twelve (12) month period with a non-confidential QuickFire Challenge report, summarizing the background, methods, and key results from your research.
We each acknowledge that the Physician Payments Transparency Requirements of the Patient Protection and Affordable Care Act of 2010 (codified at 42 U.S.C. 1320a-7h) and implementing regulations, require JJI and/or its affiliates to annually report to the Centers for Medicare and Medicaid Services (“CMS”) certain information about payments and transfers of value provided directly or indirectly to U.S. physicians and teaching hospitals. In the event that the payment of the Award is required to be reported to CMS under the Physician Payments Transparency Requirements cited above JJI will, as required by law, report to CMS information about such payments or transfers of value, which CMS will make publicly available. Such reported information will include your identity and business address, the value and purpose of any payments or transfers of value that are made in connection with this Agreement, and any other information as may be required by law. Notwithstanding the foregoing, upon your request, JJI shall promptly deliver to you any report delivered to CMS concerning the payments or transfers of value JJI provides to DT under this Agreement. If you identify any inaccuracy in the report, we shall meet and confer in good faith to resolve the same. JJI may also report information about compensation, payments and transfers of value provided to DT as necessary to meet any other legal requirements.
We each further acknowledge and agree that the Award has not been determined in a manner that varies with or takes into account the volume or value of any referrals or other business generated between JJI or its affiliates and you or DT. Nothing contained in this Agreement shall be construed in any manner as an obligation or inducement for you or DT to recommend that any person or entity purchase products of any organization affiliated with JJI.

Neither of us shall perform any actions that are prohibited by local and other anti-corruption laws (including the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both of us. Without limiting the foregoing, neither of us shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other third party related to the transaction in a manner that would violate Anti-Corruption Laws.
DT acknowledges that U.S. Executive Orders and laws, including but not limited to E.0.13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the responsibility of DT to ensure compliance with these Executive Orders and laws.
To the extent that Quick Fire Challenge award proceeds will be used to support clinical or pre-clinical trials, DT agrees to comply with all appliable laws and regulations regarding human subject protection, animal welfare, and handling of human materials.
DT shall not use Quick Fire Challenge award proceeds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.
DT acknowledges and agrees that JJI is not responsible and will have no liability for any claims or actions associated with DT’s failure to apply for any necessary intellectual property protections in connection with any information provided as part of the Application, including, but not limited to, any patents.
DT understands and acknowledges, to the extent permitted by law, that: i) JJI has wide access to ideas, designs, protocols, methodologies and other materials (collectively, “Ideas”), and those new Ideas are constantly being submitted to it or being developed by its own employees; ii) many Ideas may be competitive with, similar to, or identical to content in the Application and/or each other in concept, approach, format, or other respects; iii) DT will not be entitled to any compensation as a result of JJI's development or use of any such similar or identical material that has or may come to JJI, or any of them, from other sources. Except where prohibited by law, DT acknowledges and agrees that JJI does not now and shall not have in the future any duty or liability, direct or indirect, vicarious, contributory, or otherwise, with respect to the infringement or protection of the entrant’s copyright, patent or other intellectual property right in and to the submission. Finally, to the extent permitted by law, DT acknowledges that, with respect to any claim by DT relating to or arising out of any JJI's actual or alleged exploitation or use of any Application or other material submitted in connection with the QFC, the damage, if any, thereby caused to DT will not be irreparable or otherwise sufficient to entitle DT to seek any injunctive or other equitable relief or in any way enjoin, otherwise interfere with, delay, or interrupt the production, distribution, exhibition, or other exploitation of any production based on, or allegedly based on, the Application, and, to extent permitted by applicable law, DT’s rights and remedies in any such event shall be strictly limited to the right to recover reasonable and documented out-of-pocket costs associated with entering the QFC, if any, in an action at law.
By accepting the Award DT agrees to the use by JJI and its designees of its name, company name, trademarks and logos, city and province/state of residence, images and/or likenesses for advertising and publicity purposes, in any manner, in any and all media, now or hereafter known, worldwide in perpetuity, without compensation (unless prohibited by law) or additional consents and without prior notice, approval or inspection, and to execute specific consent to such use if asked to do so.

DT agrees to release, discharge, hold harmless and indemnify JJI, its parent, affiliates, subsidiaries, and advertising and promotion agencies, FluidReview, partners of the QFC, and the respective officers, directors, shareholders, employees, agents and representatives of the foregoing (collectively, “Released Parties”) from any and all injuries, liability, losses and damages of any kind (including, without limitation, arising from claims based upon invasion of privacy, defamation, or right of publicity) to persons, including death, or property resulting, in whole or in part, directly or indirectly, from DT’s participation in the QFC and/or the use of the Awardee any Released Party’s use of any information provided as part of the Application.
DT is responsible for and will indemnify and hold JJI, JJI’s parent company, affiliates or partners harmless for all applicable federal, state, provincial and local taxes, if any, as well as any other costs and expenses associated with the Award, Award acceptance and use.
This Agreement is not to be construed to create or infer a partnership or joint venture between us. Neither of us shall act as the other's agent. No waiver, modification, amendment to or assignment of this Agreement shall be effective unless in writing signed by both of us. This Agreement shall be construed in accordance with the laws of the State of New York. Except as expressly set forth herein, we are each responsible for our own costs, expenses and fees related to this Agreement and participation in the QFC (including, without limitation, any costs for travel, lodging, etc. to participate in any initial screening evaluations and events).
This Agreement (including, for greater certainty, the Application Terms) constitutes the entire agreement between us regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, written or oral.
If you fully accept and agree to the terms and conditions of this Agreement, please sign below where indicated and return a signed original of this Agreement to my attention. JJI shall arrange for payment of the monetary portion of the Award pending on receipt of your signed acceptance and all information, including banking information, JJI deems necessary to effect the payment.

JOHNSON & JOHNSON INNOVATION LLC

By:	/s/ Melinda Richter
Name:	Melina Richter
Title:	Global Head, JJI JLABS

ACCEPTED AND AGREED TO:

DECOY THERAPEUTICS, INC.

By:	/s/ Barbara Hibner
Name:	Barbara Hibner
Title:	CSO

QuickFire Challenge Report Template
This outline provides a template for a brief, non-confidential report (1-3 pages total) summarizing:
A.    Background of the study, experiment, or analyses
a.Please include rationale for the research and recapitulate how it addresses the QuickFire Challenge.
B.    Methods
a.Please summarize the specific methods or analyses that were utilized to carry out the research.
C.    Results
a.Please summarize the key results of the study or analyses to-date. This can include key findings as well as challenges that were addressed along the way. Figures and tables are may be incorporated.
D.    Next steps
a.Please detail what studies, experiments, or analyses are planned to follow up on the initial findings.

CONSENT AND RELEASE
JOHNSON AND JOHNSON INNOVATION LLC (“JJI”), a Delaware limited liability company with offices located at 410 George Street, New Brunswick, NJ 08901, and its respective parents, employees, affiliates, subsidiaries (collectively, “Company”) desires to use and publicize the name, likeness, voice, biographical and occupational description, photograph, picture, signature, and/or other personal characteristics and private information (collectively, the “Personal Information”) of the individual named below (“I” or “me”), and materials produced or provided to Company by me or with my participation either concurrently herewith, in the future, or in connection with a live event (the “Provided Content”), for any purpose, including but not limited to, sales presentations, advertising, training, publicity, promotion of Company and its businesses, products, and services, and other commercial and non-commercial business purposes, solely in connection with the QuickFire Challenge and/or JJI activities unless separate written permission for any other specified use is obtained from me in advance (collectively, the “Permitted Purposes”) in various forms and on various platforms.
Subject to the terms of this Consent and Release (“Release”), in exchange for good and valuable consideration, I hereby irrevocably (to the extent permitted by law): (1) authorize, license, and grant Company and Company’s agents, licensees, spokespeople, and vendors acting on behalf of Company (collectively, the “Authorized Persons”), the rights to use, reproduce, distribute, transmit, adapt, create derivative works from, publicly perform, publicly display, publish, republish, advertise, license, sell, otherwise use, and permit others to use, the Personal Information and Provided Content and all materials created by or on behalf of Company that incorporate the Personal Information and/or Provided Content (the “Authorized Material”), in whole or in part, composite or distorted in character or form, without restriction as to changes or transformations, on a non-exclusive, [perpetual (to the extent permitted by law), worldwide], paid-in-full, royalty-free basis, in all forms, formats, and media, including, but not limited to, television, radio, print, social media, internet websites, public presentations, sales presentations, electronic media, in-store, and any and all other forms of media (which now or hereafter may exist), for the Permitted Purposes; (2) assign to Company any and all of my right, title, and interest worldwide in and to the Authorized Material and intellectual property rights therein; and (3) authorize the Authorized Persons to attribute to me any testimonials and other statements (collectively, the “Statements”) contained in the Authorized Material that are true expressions of my experiences and beliefs. I will advise the Authorized Persons if my experiences and beliefs change at any point in the future with respect to any Statements contained in the Authorized Material. Nothing herein shall be construed to revoke any prior consents or grant of rights I have made to Company or any rights of Company arising by operation of law (e.g., works made for hire) in connection with any Authorized Material.
I hereby waive and relinquish, to the fullest extent permitted under applicable law, any and all rights to review or approve the Authorized Persons’ use of the Authorized Material and agree that the Authorized Persons may exploit, edit, or otherwise modify the Authorized Material, and combine the Authorized Material with materials furnished or created by others, without my further approval or liability to me. I agree that the Authorized Persons may paraphrase, amplify, shorten, put in conversational form, and/or dramatize my Statements provided the general sense of such Statements is not changed. I agree that I shall have no claim to additional compensation or benefit for, and that Company has no liability to me for, any editing or alteration of the Authorized Material or for any distortion or other effects resulting from Company’s editing, alteration, or use of the Authorized Material as permitted hereunder. I hereby waive and relinquish, to the fullest extent permitted under applicable law, any and all claims, including claims for defamation, infringement of moral rights, copyright, or trademark, violation of rights of privacy or publicity, intrusion, false light, libel, public disclosure of private facts, physical or emotional injury or distress, or any similar claim or cause of action, arising directly or indirectly from the Authorized Persons’ exercise of rights as granted hereunder and the Authorized Persons’ use of the Authorized Material as permitted hereunder, and covenant not to make or bring any such claims. I agree that the Authorized Persons have no obligation to use the Authorized Material, provide credit to me, or exercise any other rights granted hereunder.
I represent and warrant that: (a) I am of legal age or am represented by my legal guardian who is of legal age and has the right to contract on my behalf in my name without violating any other commitment; (b) the Authorized Persons’ use of the Authorized Material as permitted hereunder and the rights granted to the Authorized Persons hereunder do not, and will not, violate any right of, or conflict with or breach any contract with, any person or entity; (c) no authorization from any third party is required in connection with this Release; and (d) any and all testimonials and/or statements provided about the Company and/or the Authorized Persons are true expressions of my personal experiences and beliefs. Where, by law, this Release cannot be made irrevocable or perpetual, if I wish to revoke my consent, I will provide sufficient notice of same by emailing jlabsapplication@its.jnj.com, and permit Company a period of time to phase-out use, to the longest extent permitted by law.
I understand and agree that Authorized Persons shall not be liable for any unauthorized third-party uses of the Authorized Material in violation of the terms hereof, it being understood and agreed that such third-party uses shall not constitute a breach of this Release or an infringement of my publicity, privacy, or other rights by the Authorized Persons.
This Release is binding on and inures to the benefit of the parties hereto and their respective successors and assignees. This Release is governed by the laws of New Jersey, without giving effect to New Jersey’s conflict of laws rules to the extent those rules would require applying another jurisdiction’s laws. Any action or proceeding arising out of or relating to this Release must be commenced in, and I hereby consent to the exclusive jurisdiction of, the federal and state courts located in New Jersey. If a court of competent jurisdiction holds unenforceable any provision of this Release, (i) that provision is to be construed either by modifying it to the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not), and (ii) all other provisions of this Release are to remain in effect as written. I have read and understand the contents of this Release prior to its execution and have voluntarily signed this Release.
ACKNOWLEDGED AND AGREED TO BY:

NAME:	Barbara Hibner
(PLEASE PRINT)

SIGNED:	/s/ Barbara Hibner	MINOR:	ADULT:

DATE:	3/11/2024

RESIDENCE

CITY:	STATE:	TELEPHONE:

EMAIL:	[•]